UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2025, Forward Industries, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with six investors pursuant to which we agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 263,243 shares of our common stock at a price of $8.50 per share. The aggregate gross proceeds from the Offering are expected to be approximately $2,230,000. We expect to close the Offering on or about August 11, 2025, subject to the satisfaction of customary closing conditions contained in the Subscription Agreements. No underwriter or placement agent participated in the Offering.

The shares of common stock were offered pursuant to a shelf registration statement (File No. 333-287907) which was declared effective by the United States Securities and Exchange Commission (“SEC”) on June 20, 2025. A prospectus supplement relating to the Offering will be filed by August 12, 2025 with the SEC. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to the Offering may be obtained at the SEC’s website at www.sec.gov.

The foregoing description of the form of Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement – August 2025 – Registered Direct
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: August 11, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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